FOR IMMEDIATE RELEASE                                  Media Contact:                   Erin Davis

                                                                                                                                                                V.P., Marketing and Communication

erind@ecologictranspo.com

Investor Contact:                                Mark Bernhard

Capital Group Communications

mark@capitalgc.com

415.332.7200

ECOLOGIC TRANSPORTATION, INC.

EXPANDS SENIOR MANAGMENT FOR AGGRESSIVE GROWTH

Santa Monica, CA (September 22, 2011) – Ecologic Transportation, Inc. (“Ecologic Transportation” or the “Company”) (OTCBB: EGCT) announces today that it has made a significant move in its quest to accelerate its growth plan by teaming with William B. Nesbitt as its President & Chief Operating Officer effective September 21, 2011.

William B. Nesbitt founded Olin’s Rent A Car in NYC which subsequently moved to Miami, FL and eventually became Alamo Rent A Car. At Alamo Rent A Car, Mr. Nesbitt was a Principal and charged with overseeing the implementation of the company’s rapid expansion over the next 18 years. He oversaw the opening of over 60 locations in 2 years and, during his tenure at Alamo, grew revenues to $1.3 Billion Dollars from about $10 Million Dollars. Mr. Nesbitt stated, “I came to Ecologic Transportation with one goal and one goal only, to build another successful company.” Nesbitt adds, “The time could not be more perfect than now to build a car rental brand with a singular focus on environmentally friendly cars. I look forward to working with Bill Plamondon who I have been an admirer of as an industry competitor.”

Ecologic’s current management team and Board of Directors are excited for the addition of Mr. Nesbitt and his extensive business background and focus on growth. We believe that he is going to be an invaluable addition to the Ecologic team to drive our growth strategy.  Chairman Edward Withrow says, “I’ve known Bill Nesbitt for over 14 years and he is an accomplished man that is driven by his desire to succeed.”

Bill Nesbitt will be available along with Ecologic Senior Management for a shareholder update to be held telephonically the second week of October. The exact date and call in information will be released next week.

ABOUT ECOLOGIC TRANSPORTATION, INC.

Headquartered in Santa Monica, CA, Ecologic Transportation, Inc., is a holding company with wholly owned subsidiaries all dedicated to environmentally friendly transportation products and services. The company encompasses three separate but integrated operations that address the environment and transportation holistically: Ecologic Car Rentals, Ecologic Systems and Ecologic Products. This innovative company has an unbiased approach to green cars and clean fuels by providing a business platform for all emerging environmental transportation technologies. For more information: www.ecologictransportation.com or visit http://www.myshareholder.com/ecologic-transportation.html where you can follow Ecologic on Facebook, Twitter, and You Tube.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.